1AlTi Global First Quarter 2025 Earnings | May 12, 2025

2AlTi Global Notes and Important Disclosures About AlTi Global AlTi Global is a leading independent global wealth manager providing entrepreneurs, multi-generational families, institutions, and emerging next-generation leaders with fiduciary capabilities as well as alternative investment strategies and advisory services. AlTi Global’s comprehensive offering is underscored by a commitment to impact or values- aligned investing. The firm currently manages or advises on approximately $76 billion in combined assets and has an expansive network with approximately 430 professionals across three continents. Forward-Looking Statements Some of the statements in this presentation may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward- looking, including statements regarding future financial results, long-term value goals, restructuring and resegmentation expectations. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward- looking information in this presentation should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in AlTi’s registration statement on Form 10-K filed March 17, 2025, and in the subsequent reports filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Financial Information The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X promulgated under the Securities Act. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any registration statement that may be filed by AlTi Global. Due to rounding, numbers presented throughout this Presentation may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures This Presentation (together with oral statements made in connection herewith, the “Presentation”) is for informational purposes only to assist interested parties in evaluating AlTi Global, Inc. (along with its consolidated subsidiaries, “AlTi Global” or the "Company"). . Trademarks This Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but AlTi Global, will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Industry and Market Data Certain information contained in this Presentation relates to or is based on studies, publications, surveys and AlTi Global’s own internal estimates and research. In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while AlTi Global believes its internal research is reliable, such research has not been verified by any independent source and none of AlTi Global or any of its affiliates nor any of their respective control persons, officers, directors, employees or representatives make any representation or warranty with respect to the accuracy of such information. Use of Non-GAAP Financial Measures The non-GAAP financial measures contained in this presentation (including, without limitation, Adjusted Net Income (Loss), Adjusted EBITDA and EBITDA) are not GAAP measures of AlTi Global’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included in the Appendix of this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. AlTi Global believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

3AlTi Global at-a-glance U.S. vs. Non-U.S. AUM/AUA for top 25 wealth management clients 59% vs. 41%$76B Consolidated AUM/AUA 5 Acquisitions and integrations completed, or in process, globally since 2023 Client retention rate since 2020 96% 19 Offices across the globe in major financial centers Global strategic partnerships provide growth capital, access and relationships Years operating history focused on UHNW 20+ Note: Information as of March 31, 2025, unless otherwise noted Committed to impact strategies $5B 10 Years of average tenure for Wealth Management advisors 83% Recurring revenues

4AlTi Global Comprehensive platform for UHNW families and wealth managers Large and expanding addressable market Uniquely global footprint Recurring and diversified revenue Strong capital position underpinned by transformative strategic partners Identified pipeline of inorganic growth opportunities Skilled leadership team Becoming the preeminent, global UHNW wealth firm

How we got here

Over the past 40+ years, we have grown into an independent, global Ultra-High-Net-Worth wealth management platform with differentiated Alts and Impact Investing capabilities

1980

Establishment of **Tiedemann Investment Group ("TIG")**

TIG Advisors, LLC

Established the alternatives management firm focused on capital preservation & uncorrelated returns

1999

Founded Tiedemann Trust Company (later rebranded as **Tiedemann Wealth Management**)

TIEDEMANN ADVISORS

Enhanced suite of solutions by building a U.S.-focused multi-family office providing comprehensive financial advisory

2009

Global multi-family office created via development and acquisitions

Offices in London, Paris, Geneva, Hong Kong, Lugano and Lisbon

2023

Merger of entities and **listed on NASDAQ** on Jan 4, 2023

Rebrand to AlTi

Aimed to accelerate the growth, improve capital access and liquidity, and boost the market presence and credibility on a global scale

2024

Transformative strategic investments from two prominent institutional investors

Allianz X & Constellation Wealth Capital

Up to $450M [(1)]

Strategic investment to fuel AlTi's M&A pipeline, accelerate its international expansion and drive AlTi's organic growth

Now AlTi

Re-segmentation

Wealth & Capital Solutions

+

International Real Estate

Improve focus on the fast-growing wealth management sector, clarify the brand identity, and position AlTi for the next chapter of our journey

1) Up to $450 million of strategic investment from Allianz X and Constellation Wealth Capital; As of December 31, 2024, AlTi has received $250 million investment from Allianz X and $150 million investment from Constellation Wealth Capital

AlTi Global 5

Our addressable market –Wealth management

HNW / UHNW market is estimated at **$102T** and is expected to grow at a **~7%** CAGR to 2028 (1) (2) (3)



$264T (2) (4)
Global Financial Wealth
$102T (1) (2) (3)
HNW and UHNW
Investible Financial Wealth
AITi
$76B (5)
0.07%

Enormous upside potential, providing AITi a long runway for future growth

Independent channels continue to gain market share

Market Share by Advisor Channel (6)



RIA
B/D
Wirehouse
39%
40%
21%
2014
32%
40%
28%
2024E
28%
41%
31%
2027E

1) Source: Morgan Stanley and Oliver Wyman, "*Longevity Unlocked: Retiring in the Age of Aging*": investable personal financial wealth includes investable assets (deposits, equities, bonds, mutual funds and alternatives), excluding assets held in insurance policies, pensions and direct real estate or any other real assets
2) TAM assets for global financial wealth and for high-net-worth (HNW) and ultra-high-net-worth (UHNW) investible financial wealth reflect 2023 figures
3) High-net-worth (HNW) refers to individuals with a net worth of at least $5 million and ultra-high-net-worth (UHNW) refers to individuals with a net worth of at least $50 million
4) Source: Allianz Global Wealth Map; figures in EUR converted to USD using exchange rate of 1.105 as of 12/31/2023; financial wealth includes financial assets for private households
5) Represents AITi's AUM/AUA as of March 31, 2025
6) Source: Cerulli, U.S. RIA Marketplace 2023: RIA includes hybrid and independent RIAs; Broker Dealers include National and regional B/D, IBD, Insurance B/D and Retail bank B/D

AITi Global
6

Our addressable market – Alternatives and Impact for UHNW

Global Demand for Alternatives[1]

Alternative AUM/AUA Growth and Forecast (2017-2030P)
$Trillions



10% CAGR
$9
$17
$29
$30
2017
2023
2029P
2030P

Increasing demand for alternatives, an estimated **$30 trillion market** by the end of 2030, **aligns with our expertise**

71% of relationship managers say UHNW investors favor alts more than clients from other wealth bands[2]

With Impact Priority[2]

Relevance of ESG Factors



Request ESG scores
Do not request ESG scores
32%
68%
of HNWIs request ESG scores for their sustainable product investments
68%

Clients and investors understand and want to invest responsibly and with **intent, as they think about legacy**

45% of UHNW investors view ESG as **essential** in their wealth management decisions[3]

AlTi Global

1) Source: Preqin, *Global alternatives markets on course to exceed $30tn by 2030*
2) Source: Capgemini research institute, 2024 World Wealth Report
3) Source: Capgemini research institute, *Wealth managers can reignite investors' waning ESG enthusiasm*

7

8AlTi Global Business Overview

How we serve our clients

Investment Advisory Services

- Customized portfolios
- Differentiated expertise in alternatives and impact
- Newly established private debt partnership with Allianz
- Comprehensive, integrating reporting

Trust & Fiduciary

- Tax optimization
- Optimal wealth structures
- Global trustee services
- Administration of partnership structures

Governance & Education

- Values and mission development
- Wealth review and beneficiary alignment
- Family engagement / family governance / meeting facilitation
- Multigenerational education


Clients
Minimum of ~$25M in investable assets[1]

Estate & Wealth Planning

- Estate and succession planning
- Event and asset planning
- Tax management and mitigation

Philanthropy & Purposeful Giving

- Mission and outcomes
- Tax and planning strategies
- Governance and board management
- Foundation management

Family Office Services

- Accounting and financial modelling
- Bill pay, payroll and benefits, reporting
- Entity creation and management
- Coordination with outside advisors

AlTi Clients

- UHNW individuals and families
- Foundations & endowments
- Sovereign Wealth Funds
- Single-family offices
- Multi-family offices
- Institutional investors

AlTi Global
9

1) General guidance; may differ based on specific client circumstance

Industry Recognitions

Our firm and its leaders have received numerous industry awards, solidifying our reputation for best-in-class service through third-party recognition.

Firm awards won

With Intelligence Private Asset Management Awards
Best Multi-Family Office Over $25 Billion (2024) (2025)
Best Outsourced CIO (2025)

With Intelligence HFM European Performance Awards
Best Event-driven Merger Arbitrage Strategy (2024)

Family Wealth Report Awards
Best Multi-Family Office $15 Billion AuM/AuA+ (2024)
Best Portfolio Management (Miami) (2024)

MoneyAge Wealth and Asset Management Awards
Family Office of the Year (2024)

WealthBriefingAsia EAM Awards
Best Philanthropy Offering (2024)

D Magazine
Top Wealth Manager (2024)

Individual awards and recognitions



Spear's
Power List (2024)
Michael Tiedemann



Private Asset Management
50 Most Influential (2024) (2025)
Robert Weeber



WealthBriefingAsia EAM
Top Female Executive (2024)
Anthonia Hui



Citywire Portugal
40 Under 40 (2024)
Joao Pisco



Investment Week
Investment Woman of the Year (2024)
Nancy Curtin



Wealth Solutions Report
Top 10 WM CMOs (2024)
Claire Verdirame



Citywire Italia
Top 50 (2024)
Giorgia Sanchini

Spear's Wealth Management Indices
Best Wealth Managers for Ultra-High-Net-Worth Clients (2024)
Nancy Curtin, Cedric Lamielle, Charlie Hamilton, Jakob Meidal, Tomas Gorgulho







AITi Global

10

How we generate revenue

AlTi's topline performance is driven by recurring fee streams

~ 80% Recurring revenue (1)


Highly recurring revenue nature

~ 20% Non-recurring revenue (1)

Management / advisory fees

- Investment management, advisory, trustee, and administration fees
- Management fees in Distributions from investments (4)
- Earned principally from Wealth & Capital Solutions segment
- Calculated primarily as a percentage of AUM/AUA

Other revenue

- Incentive fees in Distributions from investments (2)
- Incentive / performance fees (3)
- Other fees / income

Stable fee rates, long-duration clients and largely fee-on-assets revenue base underpin the recurring revenue model

1) Percentage represents illustrative contribution to total revenue informed by historical performance
2) Includes incentive fees distributed from AlTi's economic interest in the External Strategic Managers; primarily recognized Q1 of the following year
3) Includes primarily incentive fees from funds managed by AlTi's Arbitrage platform; primarily recognized in Q4 of a given year
4) Includes management fees distributed from AlTi's economic interest in the External Strategic Managers

AlTi Global

11

12AlTi Global Note: Illustrative only; denotes general characteristics in each category Differentiated, comprehensive, and independent platform Well-positioned to meet and exceed the diverse needs of an expanding client base Boutique Multi-Family Offices Independent Wealth Managers End-market focus Platform approach HNW / UHNW expertise Tailored solutions Global Banks Size and scale International presence Independent, Integrated and International

13AlTi Global Seattle Portland San Francisco Dallas Miami Minneapolis Washington, D.C. Palm Beach Wilmington New York Lisbon Lugano Geneva Zurich Milan London Paris Singapore Hong Kong Global Footprint Unique global footprint Long-term expansion plan leveraging global footprint 8 Countries 19 Cities Market Opportunity Significant market size for UHNW clients Partner Footprint Strong AlTi and partner footprints Market Entry Low regulatory barriers and/or limited competition Scale Augment existing market presence or enter new markets with a clear path to meaningful scale AlTi Presence Global Headquarters Note: Information as of March 31, 2025, unless otherwise indicated Hamburg Incorporated as of May 1, 2025

14AlTi Global AlTi is at an inflection point Strategic investment from Allianz X and CWC Partnerships and growth capital to accelerate AlTi’s growth story Skilled team AlTi has the management, governance, and employee talent to win Complementary expertise Interplay between Wealth, Alts and Impact is synergistic and underscores our unique story Operational efficiency AlTi is optimizing our operations and expense base to maximize efficiency Experience as a public company Two years after listing, AlTi has evolved into a compelling story for public investors Tailwinds in UHNW Wealth Management AlTi’s core customer base is expected to grow substantially, benefitting our business

15AlTi Global Strategic investments provide capital, access and relationships Global financial services provider across the insurance and asset management sectors, providing financial security and certainty to its customers for 130+ years. CWC provides flexible, long-term capital solutions and strategic advisory support to scaled wealth management platforms, leveraging its deep industry experience and relationships. AlTi announced strategic investment of up to $450M from our partners, Allianz X and CWC Fund M&A pipeline for compelling inorganic growth opportunities1 benefits from the strategic investment Accelerate international growth and expand global footprint2 Execute upon organic growth and efficiency initiatives3 Strategic partnerships with deeply experienced partners4

Allianz and CWC's investment is already bearing fruit

AlTi expects to use the Allianz X and Constellation Wealth Capital. capital principally to fund accretive M&A

Notable acquisitions completed or announced

East End Advisors[(1)]

- New York-based independent advisory firm with ~$6B AUM
- Enhances Outsourced Chief Investment Officer (OCIO) capabilities
- Completed on April 3, 2024

Envoi[(2)]

- Minneapolis-based UHNW wealth manager with ~$3B AUM
- Expands operations to the Midwest region of the U.S., fortifying AlTi's domestic footprint
- Completed on July 1, 2024

KONTORA[(3)]

- Hamburg-based UHNW wealth manager with ~$15B AUM/AUA
- Expands European presence through entry into Germany, the third largest UHNW market in the world
- Completed on April 30, 2025

Pipeline and criteria for future acquisitions

U.S. & International Markets	$2B to $20B AUM per Target in UHNW Managers

Profile	• Proven low volatility, long-duration earnings • Bias towards management vs. performance/incentive fee income • Attractive top-line growth potential • Proven high and sustainable margins • Accretive to earnings
Footprint/solutions	• Enter new, complementary and strategic markets • Grow market share in existing markets • Enhance solution set
Fit	• Ease of integration • Cultural alignment • Long-term, financially committed and incentivised management teams

1) See Form 8-K filed on April 1, 2024, and other Company filings with the SEC
2) See Form 8-K filed on July 1, 2024, and other Company filings with the SEC
3) See Form 8-K filed on March 6, 2025, and other Company filings with the SEC

AlTi Global 16

17AlTi Global Allianz partnership extends beyond growth capital AlTi and Allianz Global Investors announced a private markets investment program for UHNW wealth segment To provide unprecedented access to leading third-party managers with low minimum ticket sizes and expanded investment opportunities across strategies including secondaries & co-investments. Market Focus on $1.5 trillion global private credit market, initially focused on private debt Experience Tapping Allianz’ established, 25-year track record in private markets Scale Allianz represents one of the largest global private debt investors Growth Opportunity to reach massive, complementary Allianz client base and expand program into additional private markets asset classes Key Attributes A majority-owned joint venture to pioneer UHNW wealth access to private credit

Leadership

Executive Team



Michael Tiedemann
Chief Executive Officer

CREDIT SUISSE
Banco Garantia



Kevin Moran
President /
Chief Operating Officer

Katten
FRM



Michael Harrington
Chief Financial Officer

BRYN MAWR TRUST



Colleen Graham
Chief Legal,
Compliance and
Risk Officer

CREDIT SUISSE
BOSTON PRIVATE



Colin Peters
Chief Human
Resources Officer

ACA
NOMURA



Claire Verdirame
Chief Marketing Officer

HSBC
BARCLAYS



Phillip Dundas
Chief Technology Officer

PGIM
Schroders

Business Leads



Nancy Curtin
CIO – Global WM

BARINGS
Schroders



Craig Smith
Chair – Global WM

J.P.Morgan
Patterson Belknap



Robert Weeber
President –
International WM

CREDIT SUISSE
J.P.Morgan



Brooke Connell
President – US WM

J.P.Morgan



Patrick Flaton
Real Estate

avignon

Office US Europe

Broad, global industry experience

AlTi Global 18

Governance

Independent Board Directors



Timothy Keaney
Bank of New York
Board Chair



Norma Corio
American Express
Global Business Travel



Mark Furlong
BMO Harris Bank



Tracey Brophy Warson
Citi Private Bank



Nazim Cetin [1]
Allianz X



Andreas Wimmer [1]
Allianz SE

Dependent Board Directors



Michael Tiedemann
Chief Executive Officer



Ali Bouzarif
IIWaddi representative

Board Observer



Karl Heckenberg
CWC

Board Committees

- Audit, Finance and Risk
- Environmental, Social, Governance and Nominating
- Human Capital and Compensation
- Transaction

Trusted fiduciaries with strong individual track records

AlTi Global 19

1) Denotes Allianz Board Representatives

20AlTi Global Growth focused on stable, recurring revenue wealth management business Topline growth fueled by organic and inorganic growth strategy, supported by capital, relationships, scale and network of strategic partners Strong pipeline of strategic and accretive M&A opportunities globally Initiatives underway to reduce the cost basis using a zero-based budgeting (ZBB) approach In process of transforming the technology platform to enhance efficiency, productivity and scalability Focused on achieving economies of scale by leveraging global platform Financial flexibility to capitalize on future growth opportunities 01. Topline Growth 02. Margin Expansion 03. Balance Sheet Strength Expected financial drivers Well-defined path with a clear trajectory for long term growth

21AlTi Global Financial Highlights

22AlTi Global Financial(1) Key Performance Metrics • Revenues $58 million • Wealth Management and Capital Solution (“WM & CS”) revenues $57 million and Management fees $45 million, up 23% and 6% YoY, respectively • 83% of total revenues are recurring • GAAP Net Loss $3 million, Adjusted Net Income $3 million • Consolidated Adjusted EBITDA $9 million • Wealth Management and Capital Solution (“WM & CS”) Consolidated Adj. EBITDA $19 million, up 69% YoY First Quarter Highlights • $76 billion of AUM/AUA, increased 7% YoY driven by growth in core WM & CS segment Consolidated Wealth Management & Capital Solutions (1) Adjusted EBITDA and Adjusted Net Income are non-GAAP measures. See reconciliations of non-GAAP measures and definitions in the Appendix • $67 billion of AUM/AUA, increased 10% YoY reflecting the East End Advisor and Envoi acquisitions, as well as strong market performance Strategic Initiatives • Announced the acquisition of Kontora, a Hamburg-based MFO with ~$15 billion in AUA/AUM which closed in on April 30, 2025 • Progressed on plan to exit the International Real Estate business • In final stages of executing expense optimization plan, built on Zero-Based-Budgeting (ZBB) • Advanced on transformation of technology platforms to enhance productivity, scalability and efficiency

First Quarter 2025

Select Financial and Operating Metrics

- **Revenue** of $58M, up 14% compared to $51M in Q1 2024 driven primarily by higher Distributions from Investments from our stakes in external managers. 83% of revenues were from recurring fees.
- **Total Operating Expenses** of $72M compared to $66M in Q1 2024. Normalized operating expenses, which exclude non-cash compensation, expenses related to severance costs, depreciation and amortization, and certain transaction and deal-related expenses, were $50M, compared to $45M in Q1 2024 The YoY increase primarily reflects higher professional fees and G&A expenses related to non-core operations, as well as FX gains that benefited the prior-year period. Sequentially, normalized operating expenses declined by $13M from Q4 2024, driven largely by lower compensation and G&A costs.
- **Other income** of $9M, primarily driven by fair value adjustments—most notably gains on earn-out liabilities, partially offset by a decrease in the fair value of some of investments. This compares to $37M in the prior-year period, which included a $39M fair value gain on earn-out liabilities.
- **Adjusted EBITDA** of $9M, up 38% compared to $7M in Q1 2024.
- **Adjusted Net Income** was $3M.
- **AUM/AUA** of $76B increased 7% YoY primarily associated with the acquisitions of East End Advisors and Envoi, as well as strong market performance.

($ in Millions)	1Q'25	1Q'24	% Change	4Q'24	% Change
Revenue	**$58.0**	**$50.8**	**14 %**	**$53.4**	**9 %**
Mgmt./Advisory Fees	45.7	46.2	(1)%	47.6	(4)%
Incentive Fees	0.1	0.2	(50)%	3.0	(97)%
Distributions from Investments [(1)]	12.2	4.2	NA	2.3	NA
Other Income/Fees	0.0	0.3	(100)%	0.5	(100)%
Total Operating Expenses	**$71.5**	**$65.5**	**9 %**	**$94.5**	**(24)%**
Operating Income (Loss)	(13.5)	(14.7)	8 %	(41.2)	67 %
Other Income (Loss)	9.0	37.1	76 %	(45.7)	120 %
GAAP Net Income (Loss)	**$(2.9)**	**$22.1**	**113 %**	**$(75.7)**	**96 %**
Adjusted Net Income (Loss)	**$3.3**	**$0.2**	**NA**	**$(9.6)**	**134 %**
Adjusted EBITDA	**$9.4**	**$6.8**	**38 %**	**$(6.1)**	**NA**
Adjusted EBITDA Margin	16 %	13 %		(11)%	
AUM/AUA ($B)	**$75.9**	**$71.0**	**7 %**	**$75.7**	**0 %**

1) Includes $2.5M, $1.8M, and $2.7M in management fees from External Strategic Managers in Q1 2025, Q4 2024 and Q1 2024, respectively
Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AlTi Global

23

Wealth & Capital Solutions – First Quarter 2025

Select Financial and Operating Metrics

- **Revenue** of $57M, up 23% compared to $47M in Q1 2024. This growth was largely driven by higher management fees, supported by a 10% increase in segment assets, reflecting both the integration of the East End and Envoi acquisitions as well as strong underlying portfolio performance. The segment also benefited from robust investment distributions, including crystallized incentive fees earned in 2024 from two external managers in which AlTi holds equity stakes. 83% of revenues were from recurring fees.
- **Total Operating Expenses** $55M compared to $47M in Q1 2024. Normalized operating expenses, which exclude non-cash compensation, expenses related to severance costs, depreciation and amortization, and certain transaction and deal-related expenses, were $38M, compared to $36M in Q1 2024 The YoY increase primarily reflects higher professional fees and G&A expenses related to non-core operations, as well as FX gains that benefited the prior-year period. Sequentially, normalized operating expenses declined by $15M from Q4 2024, driven largely by lower compensation and G&A costs.
- **Adjusted EBITDA** of $19M increased 69% YoY primarily reflecting the accretive impact of distributions from our investment interests and the acquisitions.
- **AUM/AUA** of $67B increased 10% over the comparable quarter of 2024 reflecting the acquisitions of East End and Envoi and strong market performance.

($ in Millions)	1Q'25	1Q'24	% Change	4Q'24	% Change
Revenue	**$57.1**	**$46.6**	**23 %**	**$51.5**	**11 %**
Mgmt./Advisory Fees	44.8	42.1	6 %	46.2	(3)%
Incentive Fees	0.1	0.2	(50)%	3.0	(97)%
Distributions from Investments (1)	12.2	4.2	190 %	2.3	NA
Other Income/Fees	0.0	0.2	(100)%	0.0	(76)%
Total Operating Expenses	**$54.9**	**$47.0**	**17 %**	**$74.5**	**(26)%**
Operating Income (Loss)	2.2	(0.4)	NA	(23.0)	110 %
Adjusted EBITDA	**$19.3**	**$11.4**	**69 %**	**$(1.5)**	**NA**
Adjusted EBITDA Margin	34 %	24 %		(3)%	
AUM/AUA ($B)	**$67.2**	**$61.0**	**10 %**	**$67.3**	**0 %**

1) Includes $2.5M, $1.8M, and $2.7M in management fees from External Strategic Managers in Q1 2025, Q4 2024 and Q1 2024, respectively
Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AlTi Global

24

25AlTi Global Wealth & Capital Solutions – Wealth Management Operating Metrics – AUM/AUA Assets Under Management (AUM) See definitions in the Appendix. Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided. Assets Under Advisement (AUA) ($ in Billions) 1Q’25 1Q’24 Beginning Balance: $60.5 $51.0 Change 0.1 2.5 AUA at Period End $60.6 $53.5 Average AUA $60.5 $52.3 ($ in Billions) 1Q’25 1Q’24 Beginning Balance: $ 43.1 $ 34.5 Net Client Change (0.2) (0.2) Cash flow, net 0.1 — Market performance, net (0.1) 1.6 Assets subject to change in billing methodology — (0.4) Acquisitions (dispositions) 0.0 — AUM at Period End $ 42.9 $ 35.5 Average AUM $ 43.0 $ 35.0

26AlTi Global Wealth & Capital Solutions – Alternatives Platform Operating Metrics – AUM/AUA Alternatives Platform See definitions in the Appendix. 1) The fair value of this investment is reported on a one-month lag. ($ in Millions) January 1, 2025 Gross Appreciation Subscriptions Redemptions Distributions March 31, 2025 Average AUM/AUA Event-Driven $1,719 $45 $46 $(218) $(4) $1,588 $1,654 External Strategic Managers: Real Estate Bridge Lending (1) 2,019 (90) 0 0 (7) 1,922 1,971 European Long Short Equities 1,848 4 69 (13) (6) 1,902 1,875 Asian Credit and Special Situations 1,260 40 4 (123) (8) 1,173 1,217 External Strategic Managers 5,127 (46) 73 (136) (21) 4,997 5,063 Total AUM/AUA $6,846 $(1) $119 $(354) $(25) $6,585 $6,717 ($ in Millions) January 1, 2024 Gross Appreciation Subscriptions Redemptions Distributions March 31, 2024 Average AUM/AUA Event-Driven $2,382 $(5) $83 $(201) $(6) $2,253 $2,318 External Strategic Managers: Real Estate Bridge Lending (1) 2,194 (57) 0 0 6 2,143 2,169 European Long Short Equities 1,676 26 14 (26) (6) 1,684 1,680 Asian Credit and Special Situations 1,388 90 15 (57) (17) 1,419 1,404 External Strategic Managers 5,258 59 29 (83) (17) 5,246 5,253 Total AUM/AUA $7,640 $54 $112 $(284) $(23) $7,499 $7,571

27AlTi Global Wealth & Capital Solutions – Alternatives Platform Operating Metrics Alternatives Platform Fund Performance(1) 1) Past performance does not guarantee or indicate future results. The historical net performance presented above are unaudited. Please refer to Appendix for additional information 2) This investment is reported with a one- month lag.. ($ in Millions) 1Q’25 4Q’24 3Q’24 2Q’24 1Q’24 FY 2024 Event-Driven 1.95% (0.35)% 0.60% 0.02% (0.26)% 0.00 % External Strategic Managers: Real Estate Bridge Lending (1.19)% 0.45% (0.09)% 0.81% 1.08% 2.27 % European Long Short Equities (0.75)% 2.72% 1.78% 5.29% 1.64% 11.89 % Asian Credit and Special Situations 2.61% 2.04% 2.53% 2.78% 5.37% 13.31%

28AlTi Global International Real Estate Select Financial and Operating Metrics Real Estate - Public & Private Funds Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided. 1) AUA is reported with a one-quarter lag for HLIF as management fees are billed on that basis. ($ in Billions) 1Q’25 1Q’24 Beginning Balance: $8.4 $12.7 Change 0.3 (2.7) AUM/AUA at quarter end (1) $8.7 $10.0 Average AUM/AUA $8.6 $11.3 ($ in Millions) 1Q’25 1Q’24 % Change 4Q’24 % Change Revenue $0.9 $4.2 (79)% $1.9 (53)% Mgmt./Advisory Fees 0.9 4.1 (78)% 1.4 (36)% Other Income/Fees 0.0 0.1 (100)% 0.4 (100)% Total Operating Expenses $6.0 $9.3 (35)% $10.3 (42)% Operating Income (Loss) (5.1) (5.1) 0% (8.5) 40 % Adjusted EBITDA $(2.9) $(1.4) 107% $(0.1) NM Adjusted EBITDA Margin N/A N/A N/A AUM/AUA ($B) $8.7 $10.0 (13)% $8.4 4%

29AlTi Global Consolidated Income Statement Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided. ($ in Thousands, except share data) 1Q’25 1Q’24 Revenue Unaudited Unaudited Management/advisory fees $45,650 $46,224 Incentive fees 96 163 Distributions from investments 12,210 4,170 Other income/fees 7 255 Total income 57,963 50,812 Operating Expenses Compensation and employee benefits 42,274 39,557 Systems, technology and telephone 5,548 4,314 Sales, distribution and marketing 683 765 Occupancy costs 3,766 3,477 Professional fees 10,951 11,370 Travel and entertainment 920 1,411 Depreciation and amortization 4,349 2,567 General, administrative and other 2,961 2,019 Total operating expenses 71,452 65,480 Total operating income (loss) (13,489) (14,668) Other Income (Expenses) Gain (loss) on investments (6,195) (3,661) Gain (loss) on TRA 304 5,933 Gain (loss) on preferred stock tranche liability 2,540 — Gain (loss) on earnout liabilities 12,583 39,454 Interest expense (151) (4,840) Interest income 517 260 Other income (expense) (603) (30) Income (loss) before taxes (4,494) 22,448 Income tax (expense) benefit 1,612 (363) Net income (loss) (2,882) 22,085 Net (loss) income attributed to non-controlling interests in subsidiaries (4,792) (7,604) Net income (loss) attributable to AlTi Global, Inc. $1,910 $29,689 Net Income (Loss) Per Share Basic $(0.04) $0.38 Diluted $(0.04) $0.18 Weighted Average Shares of Class A Common Stock Outstanding Basic $94,883,803 $66,718,427 Diluted $94,883,803 $120,561,316

30AlTi Global Consolidated Balance Sheet Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided. ($ in Thousands, except share data) As of March 31, 2025 As of December 31, 2024 Unaudited Unaudited Assets Cash and cash equivalents $52,841 $65,494 Fees receivable, net (includes $651 and $920 of related party receivables, respectively) 32,752 33,616 Investments at fair value 144,893 148,674 Equity method investments 5,588 27,517 Intangible assets, net of accumulated amortization 466,301 469,563 Goodwill 380,299 377,842 Operating lease right-of-use assets 49,327 50,436 Deferred tax asset, net 23,567 21,505 Other assets, net 56,025 59,797 Contingent consideration receivable 1,214 1,389 Total assets $1,212,807 $1,255,833 Liabilities Accounts payable and accrued expenses $26,303 $33,976 Accrued compensation and profit sharing 38,819 60,074 Accrued member distributions payable 3,260 3,355 Earn-out liabilities, at fair value 52,445 64,639 TRA liability (includes $9,074 and $9,378 at fair value, respectively) 29,633 28,765 Preferred stock tranche liability, at fair value 1,400 3,940 Earn-in consideration payable 958 932 Operating lease liabilities 62,810 63,055 Deferred tax liability, net 10,977 10,977 Other liabilities, net 13,500 15,925 Total liabilities $240,105 $285,638 Mezzanine Equity Series A Redeemable Cumulative Convertible Preferred stock, $0.0001 par value, 795,947 shares authorized, 140,000 shares issued and outstanding at March 31, 2025, 140,000 shares authorized, 140,000 issued and outstanding at December 31, 2024 144,618 142,858 Series C Redeemable Cumulative Convertible Preferred stock, $0.0001 par value, 150,000 shares authorized, 150,000 shares issued and outstanding at March 31, 2025, and 150,000 shares authorized, 150,000 issued and outstanding at December 31, 2024 164,761 160,808 Shareholders’ Equity Common stock, Class A, $0.0001 par value, 875,000,000 authorized, 97,128,692 and 93,686,980 issued and outstanding, respectively 9 9 Common stock, Class B, $0.0001 par value, 150,000,000 authorized, 45,110,224 and 46,138,876 issued and outstanding, respectively — — Common stock, Class C Non-Voting, $0.0001 par value, 9,000,000 authorized, 0 and 0 issued and outstanding, respectively — — Treasury stock, at cost: 817,730 and 0 shares as of March 31, 2025 and December 31, 2024, respectively (2,838) — Additional paid-in capital 654,588 652,857 Retained earnings (accumulated deficit) (296,743) (296,561) Accumulated other comprehensive income (loss) 759 (1,569) Total AlTi Global, Inc. shareholders’ equity 665,154 658,402 Non-controlling interest in subsidiaries 307,548 311,793 Total shareholders’ equity 972,702 970,195 Total liabilities, mezzanine equity, and shareholders’ equity $1,212,807 $1,255,833

Segment Income Statement

($ in Thousands)	For the Three Months Ended 03/31/2025 Wealth & Capital Solutions	International Real Estate	Corporate	Total	For the Three Months Ended 03/31/2024 Wealth & Capital Solutions	International Real Estate	Corporate *	Total
Revenue								
Management/advisory fees	$44,774	$876	$—	$45,650	$42,086	$4,138	$—	$46,224
Incentive fees	96	—	—	96	163	—	—	163
Distributions from investments	12,210	—	—	12,210	4,170	—	—	4,170
Other income/fees	6	1	—	7	186	69	—	255
Total income	$57,086	$877	$—	$57,963	$46,605	$4,207	$—	$50,812
Operating Expenses								
Compensation and employee benefits	33,373	1,854	7,047	42,274	30,390	6,125	3,042	39,557
Systems, technology and telephone	4,865	226	457	5,548	3,594	267	453	4,314
Sales, distribution and marketing	569	79	35	683	497	16	252	765
Occupancy costs	3,300	234	232	3,766	3,021	296	160	3,477
Professional fees	6,021	1,833	3,097	10,951	4,909	1,692	4,769	11,370
Travel and entertainment	706	63	151	920	1,015	106	290	1,411
Depreciation and amortization	4,015	—	334	4,349	2,462	46	59	2,567
General, administrative and other	2,003	1,665	(707)	2,961	1,101	757	161	2,019
Total operating expenses	$54,852	$5,954	$10,646	$71,452	$46,989	$9,305	$9,186	$65,480
Total operating income (loss)	2,234	(5,077)	(10,646)	(13,489)	(384)	(5,098)	(9,186)	(14,668)
Other Income (Expenses)								
Gain (loss) on investments	(4,350)	(1,839)	(6)	(6,195)	(4,618)	158	799	(3,661)
Gain (loss) on Preferred stock tranche liability	—	—	2,540	2,540	—	—	—	—
Gain (loss) on earn-out liability	1,043	—	11,540	12,583	(67)	—	39,521	39,454
Gain (loss) on TRA	—	—	304	304	—	—	5,933	5,933
Interest expense	(150)	—	(1)	(151)	187	38	(5,065)	(4,840)
Interest income	258	10	249	517	179	—	81	260
Other income	(536)	—	(67)	(603)	(86)	—	56	(30)
Income (loss) before taxes	(1,501)	(6,906)	3,913	(4,494)	(4,789)	(4,902)	32,139	22,448
Income tax (expenses) benefit	(635)	(11)	2,258	1,612	349	(193)	(519)	(363)
Net income (loss)	$(2,136)	$(6,917)	$6,171	$(2,882)	$(4,440)	$(5,095)	$31,620	$22,085

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Segment Income Statement (cont.)

($ in Thousands)	For the Three Months Ended 12/31/2024 Wealth & Capital Solutions	International Real Estate	Corporate	Total
Revenue				
Management/advisory fees	$46,163	$1,406	$—	$47,569
Incentive fees	2,952	0	0	2,952
Distributions from investments	2,332	0	0	2,332
Other income/fees	25	449	0	474
Total income	$51,472	$1,855	$—	$53,327
Operating Expenses				
Compensation and employee benefits	46,087	(48)	4,930	50,969
Systems, technology and telephone	4,692	223	544	5,459
Sales, distribution and marketing	574	123	75	772
Occupancy costs	2,805	223	150	3,178
Professional fees	9,392	5,440	5,502	20,334
Travel and entertainment	974	191	259	1,424
Depreciation and amortization	3,950	1	(400)	3,551
General, administrative and other	6,022	4,177	(1,346)	8,853
Total operating expenses	$74,496	$10,330	$9,714	$94,540
Total operating income (loss)	(23,024)	(8,475)	(9,714)	(41,213)
Other Income (Expenses)				
Impairment loss on goodwill and intangible assets	0	8	0	8
Gain (loss) on investments	(18,937)	(95)	19	(19,013)
Gain (loss) on Preferred stock tranche liability	0	0	(540)	(540)
Gain (loss) on earn-out liability	(1,676)	0	(9,519)	(11,195)
Gain (loss) on TRA	0	0	69	69
Interest expense	190	(6)	(7,445)	(7,261)
Interest income	50	36	1,768	1,854
Other income	(5,290)	(3)	(386)	(5,679)
Income (loss) before taxes	(48,687)	(8,535)	(25,748)	(82,970)
Income tax (expenses) benefit	(44)	148	11,153	11,257
Net income (loss)	$(48,731)	$(8,387)	$(14,595)	$(71,713)

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Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

Non-GAAP Reconciliation

($ in Thousands)	For the Three Months Ended 3/31/2025 Wealth & Capital Solutions	International Real Estate	Corporate	Total	For the Three Months Ended 3/31/2024 Wealth & Capital Solutions	International Real Estate	Corporate	Total
Net income before taxes	$ (1,501)	$ (6,906)	$ 3,913	$ (4,494)	$ (4,789)	$ (4,902)	$ 32,139	$ 22,448
Stock based compensation (a)	5,830	31	1,150	7,011	5,479	123	888	6,490
Stock based compensation - Legacy (b)	-	-	-	-	(50)	(27)	-	(77)
Transaction expenses (c)	5,376	431	1,197	7,004	3,109	2,180	3,554	8,843
Change in fair value of (gains)/losses on TRA (d)	-	-	(304)	(304)	-	-	(5,933)	(5,933)
Changes in fair value of (gains)/losses on investments and non-recurring realized gain/losses on sales (e)	4,334	99	-	4,433	4,689	(1,631)	-	3,058
Change in fair value of earnout liabilities (f)	(1,042)	-	(11,541)	(12,583)	67	-	(39,521)	(39,454)
Organization streamlining cost (g)	2,122	1,010	767	3,899	627	1,363	554	2,544
Impairment (non-cash) (h)	—	1,925	—	1,925	—	60	—	60
(Gains)/Losses on EMI/Carried Interest (non-cash) (i)	—	242	—	242	—	393	—	393
EMI Adjustments (Interest, Depreciation, Taxes & Amortization) (j)	—	298	—	298	—	1,039	—	1,039
Change in fair value of Preferred stock tranche liability (k)	—	—	(2,540)	(2,540)	—	—	—	—
Adjusted income (loss) before taxes	15,119	(2,870)	(7,358)	4,891	9,132	(1,402)	(8,319)	(589)
Adjusted income tax (expense) benefit	(5,011)	951	2,438	(1,622)	(144)	922	-	778
Adjusted Net Income	10,108	(1,919)	(4,920)	3,269	8,988	(480)	(8,319)	189
Interest expense	150	-	1	151	(187)	(38)	5,065	4,840
Income tax expense	635	11	(2,258)	(1,612)	(349)	193	519	363
Net income tax adjustments	4,375	(962)	(179)	3,234	493	(1,115)	(519)	(1,141)
Depreciation and amortization	4,015	-	334	4,349	2,462	46	59	2,567
Adjusted EBITDA	$ 19,283	$ (2,870)	$ (7,022)	$ 9,391	$ 11,407	$ (1,394)	$ (3,195)	$ 6,818

a) Add-back of non-cash expense related to awards of Class A Common stock (approved post-Business Combination).
b) Add-back of non-cash expense related to awards of Class A Common stock (approved pre-Business Combination).
c) Add-back of transaction expenses related to the Business Combination, subsequent acquisitions or divestitures, and issuance of preferred and common stock, including compensation arrangements, legal fees, accounting advisory fees, litigation settlements, and M&A-related audit fees, among others.
d) Add-back of the change in unrealized gains/losses related primarily to the TRA liability.
e) Add-back of the change in unrealized gains/losses related to Investments held at fair value.
f) Add-back to the change in fair value of the earn-out liabilities.
g) Add-back of cost to implement organization change to derive cost synergy, including consulting fees, severance charges, technology implementation costs, and bad debt expense related to strategic portfolio realignment.
h) Add-back of impairment of carried interest/equity method investments.
i) Add-back of the amortization of the step-up in equity method investments.
j) Add-back of reported interest, depreciation, amortization, and tax adjustments of the Company's equity method investments.
k) Add-back of the change in fair value of Preferred stock tranche liability.

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AlTi Global 33

Non-GAAP Reconciliation (cont.)

($ in Thousands)	For the Three Months Ended 12/31/2024 Wealth & Capital Solutions	International Real Estate	Corporate	Total
Net income before taxes	$ (48,333)	$ (8,460)	$ (30,150)	$ (86,943)
Stock based compensation (a)	5,934	(200)	855	6,589
Stock based compensation - Legacy (b)	-	-	-	-
Transaction expenses (c)	14,346	350	2,551	17,247
Change in fair value of (gains)/losses on TRA (d)	-	-	(69)	(69)
Changes in fair value of (gains)/losses on investments and non-recurring realized gain/losses on sales (e)	19,430	882	-	20,312
Change in fair value of earnout liabilities (f)	1,676	-	9,519	11,195
Organization streamlining cost (g)	984	6,920	1,238	9,142
Impairment (non-cash) (h)	696	3	—	699
(Gains)/Losses on EMI/Carried Interest (non-cash) (i)	(3)	242	—	239
EMI Adjustments (Interest, Depreciation, Taxes & Amortization) (j)	11	132	—	143
Change in fair value of Preferred stock tranche liability (k)	—	—	540	540
Adjusted income (loss) before taxes	(5,259)	(131)	(15,516)	(20,906)
Adjusted income tax (expense) benefit	(2,095)	1,002	8,409	7,316
Adjusted Net Income	(7,354)	871	(7,107)	(13,590)
Interest expense	(190)	6	7,445	7,261
Income tax expense	44	(148)	(11,153)	(11,257)
Net income tax adjustments	2,051	(854)	2,744	3,941
Depreciation and amortization	3,951	1	(401)	3,551
Adjusted EBITDA	$ (1,498)	$ (124)	$ (8,472)	$ (10,094)

a) Add-back of non-cash expense related to awards of Class A Common stock (approved post-Business Combination).
b) Add-back of non-cash expense related to awards of Class A Common stock (approved pre-Business Combination).
c) Add-back of transaction expenses related to the Business Combination, subsequent acquisitions or divestitures, and issuance of preferred and common stock, including compensation arrangements, legal fees, accounting advisory fees, litigation settlements, and M&A-related audit fees, among others.
d) Add-back of the change in unrealized gains/losses related primarily to the TRA liability.
e) Add-back of the change in unrealized gains/losses related to Investments held at fair value.
f) Add-back to the change in fair value of the earn-out liabilities.
g) Add-back of cost to implement organization change to derive cost synergy, including consulting fees, severance charges, technology implementation costs, and bad debt expense related to strategic portfolio realignment.
h) Add-back of impairment of carried interest/equity method investments.
i) Add-back of the amortization of the step-up in equity method investments.
j) Add-back of reported interest, depreciation, amortization, and tax adjustments of the Company's equity method investments.
k) Add-back of the change in fair value of Preferred stock tranche liability.
Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AlTi Global

34

35AlTi Global Appendix

36AlTi Global Glossary Assets Under Management and Assets Under Advisement. For financial presentation purposes, total assets under management and assets under advisement (“AUM/AUA”) of AlTi Global is calculated as set forth below: AUM/AUA includes billable and non-billable assets. Billable assets represent the portion of assets on which we charges fees, including under co-investment arrangements. For the purpose of calculating co-investment assets, we include the gross asset value of all assets managed or supervised by operating partner subsidiaries, affiliates and joint ventures in which we hold either a majority or minority stake. Non-billable assets are exempt of fees. They consist of assets such as cash and cash equivalents, real estate, investment consulting assets and other designated assets. Our AUM/AUA also includes the assets under management of each of our External Strategic Managers. Unless otherwise defined, AUM refers to assets on which a business provides continuous and regular billable supervisory or management services. As noted, our AUM/AUA includes the AUM of our external strategic managers as we believe including such AUM presents a more accurate depiction of the respective businesses. However, the AUM of the external strategic managers should not be viewed as part our AUM for regulatory and/or statutory purposes under the U.S. Investment Advisers Act of 1940, as amended. Adjusted EBITDA. We use Adjusted EBITDA as a non-US GAAP measure to track our performance and assess our ability to service our borrowings. This is a non-US GAAP financial measure supplement and should be considered in addition to and not in lieu of, the results of operations, prepared in accordance with US GAAP. Adjusted EBITDA is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of net income (loss). Adjusted EBITDA represents adjusted net income plus (a) interest expense, net, (b) income tax expense, (c) adjusted income tax expense less income tax expense, and (d) depreciation and amortization expense. Adjusted Net Income. We use Adjusted Net Income as a non-US GAAP measure to track our performance and assess our ability to service our borrowings. This is a non-US GAAP financial measure supplement and should be considered in addition to and not in lieu of, the results of operations, prepared in accordance with U.S. GAAP. Adjusted Net Income represents net income (loss) before taxes plus (a) equity-settled share-based payments, (b) transaction-related costs, including professional fees, (c) impairment of equity method investments, (d) change in fair value of investment or other financial instruments, (e) onetime bonuses recorded in the statement of operations, (f) compensation expense related to the earn-in of certain variable interest entities, and (g) adjusted income tax expense. Billable Assets. Represents the portion of our AUM/AUA on which we charge fees. External Strategic Managers. are those managers in which the we have made an external investment, and the strategies of these managers include Real Estate Bridge Lending, European Long/Short Equity and Asian Credit and Special Situations. MFO. Multi-family office Mgmt./Advisory Fees. Mgmt./Advisory fees represent fees recurring in nature, primarily management fees. Impact Investing. Investment practices seeking to generate various levels of financial performance together with the generation of positive measurable environmental and social impacts. Recurring revenues. Management/Advisory fees plus the management fee portion of distribution from investments. UHNW. Ultra High Net Worth individuals are people with a net worth of at least $30 million.

37AlTi Global Footnotes Past performance does not guarantee or indicate future results. The historical net performance presented are unaudited. A description of the strategies is provided below: Event-driven: The Event-driven strategy is based in New York. This strategy focuses on 0-to-30-day events within the merger process. The investment team employs deep research on each situation in the portfolio with a focus on complex, hostile, up-for-sale situations where our primary research work can drive uncorrelated alpha. The research and investment process is focused on hard catalyst events and is not dependent on deal flow. Real Estate Bridge Lending : The Real Estate Bridge Lending strategy is managed by an external manager based in Toronto and focuses on complex construction, term, and pre-development bridge loans throughout North America. The strategy’s diversified portfolio primarily consists of first lien mortgages with little to no structural leverage. The team places an emphasis on risk management via rigorous underwriting consisting of borrower analysis, vetting, and extensive monitoring across all major real estate asset classes. European Long Short Equities: The European Long Short Equities strategy is managed by an external manager based in London. The strategy trades the portfolio actively and absolute return-oriented with a focus on financials, cyclicals, and mining and minerals. The strategy is market agnostic and runs with a variable net exposure, equally comfortable net long or net short. Asia Credit and Special Situations: The Asia Credit and Special Situations strategy is managed by an external manager based in Hong Kong. The strategy includes performing, stressed, and distressed bonds and loans throughout the Asia Pacific region. The manager strives to capitalize on what it believes is an under-researched and inefficient market with limited competition and attractive levels of stressed and distressed activity.

38AlTi Global Investment • Up to $300M ($250M funded July 31, 2024. Option to invest an additional $50M in the future) • $150M ($115M funded in April 2024 and $35M funded in May 2024) Common stock • $110M at close through a new issue of 19.3 million shares of common stock (Class A) at a price of $5.69 • Ownership cap to prevent Allianz ownership of voting securities from exceeding 24.9% of total common stock • N/A Preferred instrument • $140M at close via new convertible preferred stock (Series A) • Additional $50M also via new convertible preferred stock (Series A) • $150M via new convertible preferred stock (Series C) Dividend rate • 9.75% PIK, paid 50% in common stock and 50% in new Series A preferred stock • Dividend rate reduces if AlTi stock price >$12.50 • 9.75% PIK, paid in new Series C preferred stock • Dividend rate reduces if AlTi stock price >$12.50 • AlTi can elect to settle all or a portion of PIK dividends in cash Conversion Right • Holder has conversion right after 2 years into AlTi common stock at a conversion price of $8.70 • Mandatory conversion after 3 years if daily VWAP is equal or greater than $15.23 • Holder has conversion right after 5 years into AlTi common stock at a conversion price of $8.70 • AlTi can elect to settle any conversion in cash rather than common stock Redemption rights • AlTi and Holder have redemption rights after 30 years • Investor has a redemption right after 5 years • AlTi has a redemption right after 3 years • AlTi can elect to settle part of the redemption value in AlTi common stock Warrants • Warrants over 5 million shares of Class A common stock • Strike price of $7.40 • Warrants over 2 million shares of Class A common stock • Strike price of $7.40 Strategic Partnerships

39AlTi Global Thank You